Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

CURRENC GROUP INC.

Unsecured Convertible Promissory Note

due October 8, 2027

Note No. 2025-[●]	$[●]

Dated: [●] (the “Issuance Date”)

For value received, Currenc Group Inc., an exempted company organized under the laws of the Cayman Islands (the “Maker” or the “Company”), hereby promises to pay to the order of New Margin Holding Limited, a company incorporated under the laws of Hong Kong (together with its successors and representatives, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of [●] (the “Principal Amount”).

All payments under or pursuant to this Unsecured Convertible Promissory Note (this “Note”) shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder set forth in the Purchase Agreement (as hereinafter defined) or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A. The Outstanding Principal Amount of this Note shall be due and payable on October 8, 2027 (the “Maturity Date”) or at such earlier time as provided herein; provided, that the Maturity Date may be extended one time for a period not to exceed six (6) months at the Maker’s election upon at least five (5) Business Days’ prior written notice to the Holder, so long as (i) no Event of Default has occurred and is continuing on the date of such notice or the Maturity Date, and (ii) the Maker remains in compliance with its covenants under this Note through the extended maturity. In the event that the Maturity Date shall fall on Saturday or Sunday, such Maturity Date shall be the next succeeding Business Day. All calculations made pursuant to this Note shall be rounded down to three decimal places. Capitalized terms used but not defined in the body of this Note shall have the respective meanings ascribed thereto in Section 5.13 hereof.

ARTICLE 1

1.1 Purchase Agreement. This Note has been executed and delivered pursuant to the Securities Purchase Agreement, dated as of October 8, 2025 (as the same may be amended from time to time, the “Purchase Agreement”), by and between the Maker and the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

1.2 Interest. Interest. Other than as set forth in Section 2.2 herein, this Note shall bear interest on the Outstanding Principal Amount at a rate of five percent (5.00%) per annum, accruing from the date hereof until all amounts outstanding under this Note are paid in full, computed on the basis of the actual number of days elapsed and a 365/366-day year, and payable as provided herein.

1.3 Prepayment. After providing written notice to the Holder, the Maker may, at its option, prepay all or any portion of the Outstanding Principal Amount of this Note, together with accrued and unpaid interest on the principal amount so prepaid, in each case subject to a prepayment premium equal to ten percent (10%) of the principal amount prepaid. Any prepayment shall be made on the date specified in the Maker’s notice to the Holder.

1.4 Payment on Non-Business Days. Whenever any payment to be made shall be due on a day which is not a Business Day, such payment may be due on the next succeeding Business Day.

1.5 Transfer. This Note may not be transferred, sold, pledged, hypothecated or otherwise granted as security by the Holder without the prior written consent of the Maker (which consent shall not be unreasonably conditioned, withheld or delayed). Any transfer, sale, pledge or hypothecation is made in accordance with the provisions of Section 5.8 and all applicable securities laws, including the 1933 Act.

1.6 Replacement. Upon receipt of a duly executed and notarized written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

1.7 Use of Proceeds. The Maker shall use the proceeds of this Note as set forth in the Purchase Agreement.

1.8 Status of Note. This Note constitutes an unsecured, unsubordinated obligation of the Maker and ranks: (i) pari passu in right of payment with all other present and future unsecured, unsubordinated Indebtedness of the Maker; (ii) junior in right of payment to any secured Indebtedness of the Maker to the extent of the value of the collateral securing such Indebtedness and to any Indebtedness that is contractually senior to this Note; and (iii) senior in right of payment to all subordinated Indebtedness of the Maker and to all classes of equity of the Maker. Upon any Liquidation Event, and subject to the prior payment in full, from the proceeds of any collateral, of secured Indebtedness to the extent of such collateral, and to the prior payment in full of any Indebtedness that is contractually senior to this Note, the Holder will be entitled to receive, before any distribution or payment is made upon, or set apart with respect to, any subordinated Indebtedness of the Maker or any class of capital stock of the Maker, and ratably with the holders of all other unsecured, unsubordinated Indebtedness of the Maker, an amount equal to the Outstanding Principal Amount, together with all accrued and unpaid interest thereon and all other amounts due under this Note.

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1.9 Tax Treatment. For all U.S. federal, state, local and non-U.S. Tax purposes, this Note is, and shall be treated as, indebtedness of the Maker and any yield hereon (including stated interest and OID) is interest. Each party shall report and file consistently with such treatment unless required by a final determination (within the meaning of Section 1313 of the Code or analogous law) to do otherwise. The Maker may determine in good faith the issue price, amount and accrual of any OID and, if applicable, the comparable yield and projected payment schedule under Treas. Reg. § 1.1275-4, and the Holder shall use such determinations for all Tax purposes. All payments are subject to withholding as required by law, and no gross-up or additional amounts shall be payable (including under FATCA). As a condition to payment, the Holder shall deliver a properly completed IRS Form W-9 or applicable Form W-8 (with required attachments) and such other information reasonably requested to determine reporting and withholding; failing which, the Maker may withhold at the applicable rate without liability. The Holder shall provide information reasonably requested to support the Maker’s information reporting and to reduce or eliminate withholding where legally permissible. This Section 1.9 survives payment, prepayment, conversion, assignment or transfer of this Note.

ARTICLE 2

2.1 Events of Default. An “Event of Default” under this Note shall mean the occurrence of any of the events defined in the Purchase Agreement, and any of the additional events described below; provided, however, that no Event of Default shall be deemed to occur unless and until the Maker has received written notice thereof from the Holder (email being sufficient) describing in reasonable detail the facts and circumstances constituting such Event of Default and such event has continued uncured beyond the applicable cure period specified herein.

(a) any default in the payment of (i) the Principal Amount or any accrued and unpaid interest hereunder when due in accordance with the terms hereof; or (ii) any undisputed liquidated damages expressly payable in respect of this Note as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise), which default is not cured within ten (10) Business Days after written notice thereof from the Holder to the Maker (email being sufficient); provided that no Event of Default shall arise from any bona fide administrative error or good faith payment dispute, so long as such error or dispute is cured or, in the case of a dispute, paid within five (5) Business Days following final, non-appealable resolution adverse to the Maker;

(b) the Maker shall fail to observe or perform any other material covenant, condition or agreement contained in this Note, which failure has a material adverse effect on the Holder’s rights under this Note and is not cured within thirty (30) Business Days after written notice thereof from the Holder to the Maker (email being sufficient); provided that if such failure is not reasonably capable of cure within such 30-day period, the Maker shall have an additional reasonable cure period (not to exceed sixty (60) days in the aggregate) so long as the Maker has commenced and is diligently pursuing cure;

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(c) the Maker shall fail to timely deliver the Ordinary Shares as and when required in Section 3.2, subject to any applicable Beneficial Ownership Limitation, legal prohibition, required regulatory or listing-compliance blackout, market or settlement holiday, or Transfer Agent/DTC systems outage or refusal not caused by the Maker’s breach, which failure is not cured within five (5) Business Days after written notice thereof from the Holder to the Maker (email being sufficient) and the Maker’s use of commercially reasonable efforts to effect delivery;

(d) the Maker or any of its material Subsidiaries shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or substantially all of its assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction; (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; or (v) take any analogous action under the laws of any jurisdiction; provided that actions involving non-U.S. Subsidiaries shall only constitute an Event of Default if such action, individually or in the aggregate, would reasonably be expected to materially and adversely affect the Maker’s ability to perform its obligations under this Note;

(e) a proceeding or case shall be commenced in respect of the Maker or any of its material Subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking: (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets; or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days, or any order for relief shall be entered in an involuntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction against the Maker or any of its Significant Subsidiaries; provided that actions involving non-U.S. Subsidiaries shall only constitute an Event of Default if such action, individually or in the aggregate, would reasonably be expected to materially and adversely affect the Maker’s ability to perform its obligations under this Note.

(f) one or more final, non-appealable judgments or orders for the payment of money aggregating in excess of the greater of $5,000,000 and ten percent (10%) of the Maker’s consolidated total assets (or its equivalent in the relevant currency of payment) are rendered against one or more of the Company and its Subsidiaries and (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, and (ii) such judgment or order shall remain unsatisfied, undischarged, unvacated, unbonded, or unstayed for a period of ninety (90) days after the later of entry or exhaustion of appeals; provided, however, that no Event of Default shall occur under this clause if and for so long as the amount of such judgment or order is covered by a valid and collectible insurance policy or a reputable third-party indemnity, and the applicable insurer or indemnitor has been timely notified of such judgment or order and has not denied coverage or indemnity in writing.

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2.2 Remedies Upon an Event of Default.

(a) Upon the occurrence and during the continuance of any Event of Default, default interest shall accrue only on amounts then due and payable and not timely paid under this Note and shall commence only on the date such Event of Default continues beyond any applicable cure period after written notice thereof to the Maker, at a default rate per annum equal to the interest rate otherwise applicable to this Note plus two percent (2%) per annum until such Event of Default is cured or all such overdue amounts are paid in full. Default interest shall accrue on a simple interest basis only and shall not compound. Notwithstanding the foregoing, no default interest shall accrue on any amount that is subject to a bona fide good faith dispute until the final, non-appealable resolution of such dispute adverse to the Maker, provided that the Maker pays such amount within five (5) Business Days thereafter. If the Event of Default is cured within five (5) Business Days following expiration of the applicable cure period, any default interest that would have otherwise accrued with respect to such Event of Default shall be waived. If the Event of Default is cured, such default interest shall cease to accrue from and after the date of cure.

(b) Upon any of the Maker’s executive officers (as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended) having actual knowledge of the occurrence of any material Event of Default which is not cured within any applicable cure period and which is continuing after the expiration of any applicable cure period, the Maker shall, as promptly as possible but in any event within seven (7) Business Days after such executive officer obtains such actual knowledge of such Event of Default, notify the Holder of the occurrence of such Event of Default, describing the event or factual situation giving rise to the Event of Default in reasonable detail (without any requirement to identify specific subsection citations); provided, however, that if the Maker reasonably determines it necessary or advisable, the Maker shall be permitted up to ten (10) Business Days to conduct a reasonable internal investigation prior to providing such notice, provided that the Event of Default is not thereby aggravated. Any notice provided pursuant to this Section shall not be deemed an admission by the Maker that an Event of Default has occurred or is continuing. Failure to deliver a notice pursuant to this Section 2.2(b) shall not, in and of itself, constitute a separate Event of Default or expand the remedies available to the Holder. The Holder shall keep confidential any notice delivered pursuant to this Section 2.2(b) and any information contained therein, subject to the confidentiality obligations under the Purchase Agreement.

(c) If an Event of Default continues after the applicable notice and cure periods, the Holder may accelerate only for (i) non-payment of due amounts or (ii) a material breach not promptly curable, in each case upon written notice. Any acceleration shall be automatically rescinded and this Note reinstated upon cure and payment of overdue amounts, subject to Section 2.2(g). The Holder shall not have the right to accelerate for technical, administrative or de minimis matters that do not materially and adversely affect the Holder. Notwithstanding the foregoing, with respect to any Event of Default under Section 2.1(d), or an involuntary proceeding under Section 2.1(e) that remains undismissed or unstayed for ninety (90) days, all obligations shall become immediately due and payable, subject to applicable insolvency law.

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(d) No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the rights of the Holder. Any discretion exercised by the Holder under this Section 2.2 shall be exercised reasonably and in good faith.

(e) No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. Notwithstanding the foregoing, there shall be no duplication or double counting of remedies for the same default and period, and equitable remedies shall be available only upon a showing of irreparable harm and shall be proportionate to the injury alleged.

(f) Except in the case of any Event of Default described in Section 2.1(d) or Section 2.1(e), the Holder shall not commence enforcement action until ten (10) Business Days after delivering a written demand that specifies in reasonable detail the Event of Default, the cure required, and the precise amounts then claimed overdue with reasonable supporting detail; provided that nothing herein shall preclude the Holder from taking action reasonably necessary to preserve rights that would otherwise be materially prejudiced during such period. The parties shall confer in good faith during such standstill to resolve the Event of Default.

(g) If an acceleration is rescinded pursuant to Section 2.2(c), the Maker shall be obligated only for the Holder’s reasonable and documented out-of-pocket enforcement expenses actually incurred prior to cure, and no default interest shall accrue or be payable for any period after the date of cure and reinstatement.

ARTICLE 3

3.1 Conversion. Conversion. From and after the Issuance Date, the Holder may convert all or any portion of the Outstanding Principal Amount and any accrued and unpaid amounts under this Note (the “Conversion Amount”) into Ordinary Shares at a price of $1.85 per share (the “Conversion Price”). To convert, the Holder shall deliver a written conversion notice to the Maker in accordance with Section 5.1 (which may be in the form attached as Exhibit B or in any other form reasonably acceptable to the Maker) stating the Conversion Amount and the proposed conversion date (each, a “Conversion Date”). Upon full conversion, the Holder shall promptly deliver the original Note to the Maker at the address specified in the Purchase Agreement. For any partial conversion, the Maker’s books and records shall be conclusive as to the outstanding balance and prior conversions.

3.2 Delivery of Conversion Shares. As soon as practicable following any Conversion Date, and in any event within ten (10) Business Days thereafter (the “Share Delivery Date”), the Maker shall, at its expense, issue and deliver to the Holder (or as the Holder directs) the number of Ordinary Shares issuable upon conversion (the “Conversion Shares”). The Maker may deliver the Conversion Shares in certificated form or by book-entry at the Maker’s election. Any certificates or book-entry positions for Conversion Shares shall bear such legends as are required by applicable law and regulation. If the Transfer Agent participates in the Depository Trust Company’s Fast Automated Securities Transfer (FAST) program (including DWAC) and the Conversion Shares are eligible for electronic delivery without a restrictive legend, the Maker may, in its discretion, instruct the Transfer Agent to credit the Holder’s (or its designee’s) brokerage account through DTC, subject to the same Share Delivery Date. Delivery of Conversion Shares is conditioned on the Holder’s timely delivery of a duly completed conversion notice, any required tax forms or certifications, and customary delivery or surrender requirements applicable to the Note.

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3.3 Ownership Cap. Notwithstanding anything to the contrary herein or in any other Transaction Document, the Holder shall not be entitled to convert this Note, and the Company shall not be obligated to issue any Equity Interests upon any such conversion, to the extent that, after giving effect to such conversion, the Holder together with all other Persons whose beneficial ownership of Ordinary Shares would be aggregated with the Holder’s for purposes of Section 13(d) of the 1934 Act (the “Holder Group”), directly or indirectly, beneficially owning in the aggregate more than the Beneficial Ownership Cap of the outstanding Ordinary Shares. For purposes of this Section 3.3, the “Beneficial Ownership Cap” means 4.99% initially, which the Holder may, at its election, increase to 9.99% effective on the 61st day after the Holder’s delivery of written notice of such election to the Company. Beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder, and shall include, without limitation, all securities and derivatives that are, directly or indirectly, beneficially owned or deemed beneficially owned by the Holder Group. In addition to the Beneficial Ownership Cap, and notwithstanding anything to the contrary in this Note or any other Transaction Document, the total cumulative number of Ordinary Shares issuable to the Holder (together with any Persons whose issuances would be aggregated with the Holder’s under applicable stock exchange rules) pursuant to this Note and all other Transaction Documents shall not exceed the limit set forth in Nasdaq Listing Rule 5635(d) prior to receipt of required stockholder approval for such issuances (“Shareholder Approval”) (the “Nasdaq 19.99% Cap”), except that such limitation shall not apply after Shareholder Approval is obtained or if the Ordinary Shares are no longer listed on the applicable trading market. For the avoidance of doubt, nothing in this Section 3.3 shall require the Company to seek or obtain Shareholder Approval. Any conversion of this Note that would result in the Holder Group beneficially owning Ordinary Shares in excess of the Beneficial Ownership Cap shall be null and void ab initio solely to the extent of such excess, and the notice of conversion shall be deemed automatically modified to reduce the number of Warrant Shares issuable upon such conversion to the maximum number of Conversion Shares that may be issued without exceeding the Beneficial Ownership Cap; the balance of this Note shall remain outstanding and unconverted. Similarly, any conversion of this Note that, when aggregated with other issuances under the other Transaction Documents or as otherwise required to be aggregated under applicable stock exchange rules, would cause issuances to exceed the Nasdaq 19.99% Cap prior to Shareholder Approval shall be null and void ab initio solely to the extent of such excess, and the applicable conversion notice shall be deemed automatically modified to reduce the number of Ordinary Shares issuable upon such conversion to the maximum number that may be issued without exceeding the Nasdaq 19.99% Cap; the balance of this Note shall remain outstanding in accordance with its terms. The Company shall have no obligation to settle any portion of a conversion in cash as a result of the Beneficial Ownership Cap or the Nasdaq 19.99% Cap, and any deferral or reduction of an issuance to comply with such limitations shall not constitute a default or breach hereof. The Company will determine, in good faith and in its sole discretion, whether a proposed conversion would exceed the Beneficial Ownership Cap or the Nasdaq 19.99% Cap and may rely exclusively on its stock register, the records of its transfer agent, its most recent periodic report filed with the U.S. Securities and Exchange Commission, and/or a written certificate from its transfer agent in determining the number of outstanding Ordinary Shares and the Holder Group’s beneficial ownership at any time. The Holder shall promptly provide, upon the Company’s written request, any information reasonably necessary for the Company to determine compliance with this Section 3.3, and the Company shall have no obligation to issue any securities until such information is provided. The Company shall have no liability for any delay or refusal to issue securities in reliance on this Section 3.3. The Holder shall not effect any transaction, including through multiple conversion notices, block trades, or derivative or other arrangements, with the intent or effect of circumventing the Beneficial Ownership Cap or the Nasdaq 19.99% Cap. The provisions of this Section 3.3 are intended to, and shall, be construed, corrected and implemented to give full effect to the limitations set forth herein. For the avoidance of doubt, the limitations in this Section 3.3 apply at all times, including in connection with any adjustments, reservations, deliveries or settlements pursuant to Section 3, and any issuances may be reduced, deferred and/or, where permitted under this Note, settled in cash or marketable securities, in each case to the extent necessary to ensure compliance with the Beneficial Ownership Cap, the Nasdaq 19.99% Cap, applicable law, stock exchange rules, the Company’s organizational documents and the Company’s then-authorized share capital.

3.4 Adjustment of Conversion Price.

(a) Until the Note has been paid in full or converted in full, the Conversion Price shall be subject to adjustment from time to time as follows:

(i) Adjustments for Share Splits and Combinations. If the Maker shall at any time or from time to time after the Issuance Date and while this Note remains outstanding, effect a split or other subdivision of the outstanding Ordinary Shares, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Maker shall at any time or from time to time after the Issuance Date and while this Note remains outstanding, combine the outstanding Ordinary Shares, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustment pursuant to this Section 3.4(a)(i) shall be effective as of the applicable “ex-date” established by the principal securities exchange for such event, or, if no “ex-date” applies, as of the effective time of such split or combination as specified in the Maker’s governing documents or applicable law. In no event shall the Conversion Price be reduced below the minimum price required by applicable law or stock exchange rules or below the par value of the Ordinary Shares (the “Minimum Price”). Any adjustments under this Section 3.4(a)(i) shall be effective as provided above.

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(ii) Adjustments for Certain Dividends and Distributions. If the Maker shall at any time or from time to time after the Issuance Date and while this Note remains outstanding make or issue or set a record date for the determination of holders of Ordinary Shares entitled to receive a dividend or other distribution payable in Ordinary Shares, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased only if, as and when such dividend or distribution is actually paid as of the time of such issuance or, in the event such record date shall have been fixed, as of the applicable “ex-date” established by the principal securities exchange for such event, or, if no “ex-date” applies, as of the close of business on such record date, subject to automatic reversal if such dividend or distribution is not consummated in full on the payment date, by multiplying the applicable Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2) the denominator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

For the avoidance of doubt, no adjustment shall be made pursuant to this Section 3.4(a)(ii) to the extent an adjustment is made pursuant to any other subsection of Section 3.4(a) in respect of the same event, and multiple adjustments arising from a single transaction or series of related transactions shall not be duplicative. Adjustments under this Section 3.4(a)(ii) shall not reduce the Conversion Price below the Minimum Price.

(iii) Adjustments for Reclassification, Exchange or Substitution. If the Ordinary Shares at any time or from time to time after the Issuance Date and while this Note remains outstanding shall be changed to the same or different number of shares or other securities of any class or classes of stock or other property, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split, combination or stock dividend covered by Sections 3.4(a)(i) and 3.4(a)(ii), or a reorganization, merger, consolidation or sale of assets that is addressed by separate provisions of this Note), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock or other securities or other property receivable upon reclassification, exchange, substitution or other change, by holders of the number of Ordinary Shares into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein. Notwithstanding the foregoing, (A) the Maker (or any successor entity) shall not be required to deliver “other property” that is not cash or marketable securities and may, at its option, deliver cash in lieu thereof equal to the fair market value of such property as reasonably determined in good faith by the Maker’s board of directors, and (B) any successor entity in any such transaction shall expressly assume, by written instrument reasonably satisfactory to the Maker, the obligations of the Maker under this Note, including with respect to the conversion of this Note into the consideration receivable by holders of Ordinary Shares in such transaction. No adjustment shall be made pursuant to this Section 3.4(a)(iii) to the extent an adjustment is made pursuant to any other subsection of Section 3.4(a) in respect of the same event, and in no event shall any adjustment reduce the Conversion Price below the Minimum Price.

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(iv) Mechanics; Notices; Compliance; Fractional Shares; De Minimis; Calculations. The Maker shall provide the Holder with written notice of any event requiring an adjustment to the Conversion Price at least ten (10) Business Days prior to the expected record date or effective date thereof (or, if earlier notice is not practicable, as promptly as practicable), which notice shall describe the event and the Maker’s calculation of any resulting adjustment in reasonable detail. All calculations of adjustments shall be made by the Maker in good faith and shall be conclusive and binding on the parties absent manifest error. No adjustment shall be required unless such adjustment would require an increase or decrease of at least one percent (1.0%) in the Conversion Price; provided that any adjustments not made by reason of this sentence shall be carried forward and taken into account in any subsequent adjustment until such time as the cumulative effect results in an adjustment of at least one percent (1.0%). No fractional Ordinary Shares shall be issued upon conversion of this Note; in lieu of any fractional share, the Maker shall, at its option, round to the nearest whole share or pay cash based on the then-applicable Conversion Price. Notwithstanding anything to the contrary herein, no adjustment or conversion shall require the Maker to issue Ordinary Shares at a price per share below the Minimum Price or otherwise in violation of applicable law, the rules of any securities exchange on which the Ordinary Shares are then listed, or the Maker’s organizational documents; in such case, the Maker may, at its option, (A) reduce the number of shares otherwise issuable to the maximum number that may be issued in compliance therewith and/or (B) settle the remainder in cash. Any adjustment made by reference to a record date shall be reversed to the extent the related event is not consummated on the contemplated payment date or is consummated on different terms than originally announced, with appropriate corresponding adjustments to the Conversion Price.

(b) Reservation of Shares of Ordinary Shares. From and after the Issuance Date and while this Note remains outstanding, the Maker shall reserve and keep available, out of its authorized but unissued Ordinary Shares and after giving effect to all other bona fide reservations then in effect for existing securities, plans or commitments, a number of Ordinary Shares sufficient to satisfy the Required Minimum (as defined below), subject in all cases to the limits of the Maker’s then-authorized share capital, applicable law and the rules of any securities exchange on which the Ordinary Shares are then listed. The parties acknowledge and agree that the Beneficial Ownership Cap in Section 3.3 applies to issuances under this Note and shall be taken into account for purposes of any near-term delivery timing; provided, however, that nothing in this Section 3.4(b) shall require the Maker to reserve or issue any Ordinary Shares in excess of what may be issued in compliance with applicable law, the rules of any securities exchange on which the Ordinary Shares are then listed, the Maker’s organizational documents, or the Maker’s then-authorized share capital. If at any time the number of Ordinary Shares reserved hereunder falls below the Required Minimum (as recalculated from time to time in accordance with this Section), the Maker shall, within a commercially reasonable period, instruct its transfer agent to increase the reservation to the then-applicable Required Minimum to the extent Ordinary Shares are then authorized and available. For the avoidance of doubt, the Maker shall have no obligation under this Note to seek stockholder approval to increase its authorized share capital or otherwise to increase the number of Ordinary Shares available for issuance; provided that, if the Maker elects in its discretion to seek such approval, it shall use commercially reasonable efforts to obtain such approval in accordance with applicable law and exchange rules.

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3.5 Prepayment Following a Change of Control. Upon the public announcement of a Change of Control, the Holder may require the Maker to prepay, concurrently with the consummation of such Change of Control, an amount equal to the Outstanding Principal Amount plus ten percent (10%) of the Outstanding Principal Amount (the “COC Repayment Price”) by delivering written notice of such election to the Maker, or, in lieu of receiving the COC Repayment Price, may elect by written notice to convert all or any portion of the Outstanding Principal Amount into Conversion Shares in accordance with Section 3.1, with such conversion deemed to occur immediately prior to, and contingent upon, the consummation of such Change of Control. Upon the Maker’s receipt of the Holder’s notice of prepayment and surrender of the original Note, the Maker shall pay the COC Repayment Price to the Holder concurrently with the consummation of the Change of Control transaction; provided that, if the Holder elects to convert as provided above, the Maker shall, concurrently with such consummation, deliver to the Holder the applicable Conversion Shares for the portion so converted and shall pay the COC Repayment Price with respect to any remaining portion of the Outstanding Principal Amount not so converted. For the avoidance of doubt, any conversion pursuant to this paragraph shall be effective immediately prior to the consummation of the Change of Control so that the Holder is deemed a holder of the Conversion Shares for purposes of receiving any consideration payable in connection therewith.

3.6 No Rights as Stockholder. Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Maker or of any other matter, or any other rights as a stockholder of the Maker.

ARTICLE 4

4.1 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications shall be as set forth in the Purchase Agreement.

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4.2 Governing Law. This Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by, and construed in accordance with, the laws of the Cayman Islands, without reference to any principles of conflict of laws or choice of laws that would result in the application of the laws of any jurisdiction other than the Cayman Islands.

4.3 Headings. The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Note will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Note shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Note.

4.4 Remedies, Equitable Relief. The remedies provided in this Note are cumulative of any remedies available at law or in equity, provided that there shall be no duplication or double recovery for the same breach and period. Equitable relief (including specific performance and injunctive relief) shall be available only upon a clear showing of actual and imminent irreparable harm not adequately compensable by money damages, no adequate remedy at law, and that the balance of equities and the public interest favor such relief; any such relief shall be narrowly tailored and proportionate. No party may obtain equitable relief without posting the bond or other security required by applicable law, and any waiver of bond is disclaimed to the fullest extent permitted by law. Except where immediate relief is reasonably necessary to prevent imminent material irreparable harm, the party seeking equitable relief shall first give written notice of the alleged breach and a reasonable opportunity to cure (not less than five (5) Business Days if curable). No presumption of irreparable harm shall arise from any breach, and any liquidated damages or premium provided herein shall not establish irreparable harm or the inadequacy of monetary damages. Specific performance shall be limited to objectively ascertainable, express obligations (including delivery of Conversion Shares in compliance with Section 3, subject to legal and listing compliance) and shall not compel discretionary acts, obligations requiring continuous judicial supervision, or actions contrary to law, stock-exchange rules, or the Maker’s organizational documents. Nothing in this Section limits any party’s right to seek money damages or other remedies at law.

4.5 Binding Effect. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms herein.

4.6 Amendments; Waivers. No provision of this Note may be waived or amended except in a written instrument signed by the Company and the Holder. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

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4.7 Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note in violation of securities laws. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

4.8 Jurisdiction and Venue. Any action, proceeding or claim arising out of, or relating in any way to, this Agreement shall be brought exclusively in the courts of the Cayman Islands. Each of the Company and the Investor irrevocably submits to the exclusive jurisdiction of the Grand Court of the Cayman Islands (and, for the purposes of appeal, the Cayman Islands Court of Appeal and the Judicial Committee of the Privy Council, where applicable) and irrevocably waives any objection to the laying of venue in, and any claim of inconvenient forum of, such courts. Service of process in any such action or proceeding may be effected in accordance with applicable Cayman Islands law, and nothing in this Agreement shall affect the right to effect service in any other manner permitted by law. To the extent permitted by Cayman Islands law, the prevailing party in any such action or proceeding shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses, in each case as awarded by such court.

4.9 Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

4.10 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

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4.11 Definitions. Capitalized terms used herein and not defined shall have the meanings set forth in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

(a) “Indebtedness” means, without duplication: (i) all obligations for borrowed money; (ii) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products; (iii) all capital lease obligations that exceed $1,000,000 in the aggregate in any fiscal year; (iv) all obligations or liabilities secured by a lien or encumbrance on any asset of the Maker; (v) all obligations for the deferred purchase price of property or services (other than trade payables and other accrued expenses incurred in the ordinary course of business and payable on customary terms); (vi) all synthetic leases; (vii) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person; and (ix) endorsements for collection or deposit.

(b) “Investor Group” shall mean the Investor plus any other Person with which the Investor is considered to be part of a group under Section 13 of the 1934 Act or with which the Investor otherwise files reports under Sections 13 and/or 16 of the 1934 Act.

(c) “Liquidation Event” means a liquidation pursuant to a filing of a petition for bankruptcy under applicable law or any other insolvency or debtor’s relief, an assignment for the benefit of creditors, or a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Maker.

(d) “Outstanding Principal Amount” means, at the time of determination, the Principal Amount outstanding after giving effect to any adjustments, conversions or prepayments pursuant to the terms hereof.

(e) “Required Minimum” means the lesser of: (i) a number of Ordinary Shares equal to 125% of the quotient of (A) the Outstanding Principal Amount (and accrued but unpaid interest, if and to the extent then eligible for conversion) divided by (B) the Conversion Price then in effect; and (ii) the number of authorized but unissued and unreserved Ordinary Shares then available after taking into account all other bona fide reservations and commitments.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

CURRENC	GROUP INC.

By:
Name:	Alexander King Ong Kong
Title:	CEO and Chairman

EXHIBIT A

WIRE INSTRUCTIONS

[***]

EXHIBIT B

FORM OF CONVERSION NOTICE

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Note No. ___ into Ordinary Shares of Currenc Group Inc., an exempted company organized under the laws of the Cayman Islands (the “Maker”) according to the conditions hereof, as of the date written below.

Date of Conversion:

Conversion Price:

Number of Shares of Ordinary Shares beneficially owned or deemed beneficially owned by the Holder on the Conversion Date:

[HOLDER]

By:
Name:
Title:

Address: